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                                  EXHIBIT D

                                Item 16(a)(5)







                                     E-4

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                            DRUEN, RATH & DIETRICH

                               ATTORNEYS AT LAW
                             ONE NATIONWIDE PLAZA
                             COLUMBUS, OHIO 43216

                                (614) 249-7617
                                                             TELECOPIER
                                                           (614) 249-2418
                                                     WRITER'S DIRECT DIAL NUMBER





April 26, 1995

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216

To the Company:

We have prepared the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Guaranteed Term Options ("GTOs") to be sold as investment options under certain variable annuity contracts issued by Nationwide Life Insurance Company ("Nationwide Life"). In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide Life, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

     1. Nationwide Life is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

     2. The issuance and sale of the Guaranteed Term Options (under variable annuity contracts) has been duly authorized by Nationwide Life. When issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the contract endorsement will be legal and binding obligations of Nationwide Life in accordance with their terms, except that clearance


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Nationwide Life Insurance Company
Page 2
April 26, 1995

        must be obtained, or the contract endorsement must be approved, prior to the issuance thereof in certain jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the Exhibit, "Opinion Regarding Legality" contained in the Registration Statement.

Very truly yours,


DRUEN, RATH & DIETRICH